    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1997
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          ABM INDUSTRIES INCORPORATED

             (Exact name of registrant as specified in its charter)

               DELAWARE                                 94-1369354
       (State of incorporation)            (I.R.S. Employer Identification No.)

                           --------------------------

        50 FREMONT STREET, 26TH FLOOR, SAN FRANCISCO, CALIFORNIA, 94105
                                 (415) 597-4500

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                              HARRY H. KAHN, ESQ.
                        VICE PRESIDENT, GENERAL COUNSEL
                                 AND SECRETARY
                          ABM INDUSTRIES INCORPORATED
                         50 FREMONT STREET, 26TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94105
                                 (415) 597-4500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

                             RICHARD V. SMITH, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                       OLD FEDERAL RESERVE BANK BUILDING
                               400 SANSOME STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 392-1122
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
              TITLE OF SECURITIES                     AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
               TO BE REGISTERED                     BE REGISTERED        PER SHARE(1)       OFFERING PRICE(1)    REGISTRATION FEE
Common Stock, $.01 par value per share (2).....     39,158 shares          $18.4375             $721,976               $219

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on February 3, 1997.

(2) Associated with the Common Stock are Preferred Stock Purchase Rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED FEBRUARY 5, 1997

                                 39,158 SHARES

                          ABM INDUSTRIES INCORPORATED

                                  COMMON STOCK

                                ----------------

    All of the 39,158 shares of Common Stock being offered hereby (the "Stock") are being disposed of for the account of certain stockholders and/or their respective donees, transferees or successors in interest (the "Selling Stockholders") of ABM Industries Incorporated (the "Company"). The Company will not receive any of the proceeds from the sale of the Stock. The last sale price of the Common Stock of the Company as reported on the New York Stock Exchange on February 4, 1997 was $18 3/8 per share.

    The Company has been advised by the Selling Stockholders that all or a portion of the Stock may be disposed of hereunder from time to time through brokers, acting as agents and charging usual and customary brokerage commissions, on the New York Stock Exchange, in the over-the-counter market or in private negotiations, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                               February   , 1997

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy material and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy material and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago Illinois 60661-2511; and Suite 1300, 7 World Trade Center, New York, New York 10048; and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http:// www.sec.gov. In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    This Prospectus, which constitutes part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The Company's Annual Report on Form 10-K, for the fiscal year ended October 31, 1996 and its description of Capital Stock set forth in the Registration Statement on Form 8-A, all as filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated in this Prospectus by reference.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates. Requests for such copies should be directed to: ABM Industries Incorporated, 50 Fremont Street, 26th Floor, San Francisco, California 94105, Attn: Corporate Secretary, telephone (415) 597-4500.

                                  THE COMPANY

    The Company is the largest U.S.-based facility services contractor listed on the New York Stock Exchange. With annual revenues exceeding $1 billion and more than 47,000 employees, the Company and its subsidiaries provide air conditioning, elevator, engineering, janitorial, lighting, parking and security services to thousands of commercial, industrial and institutional customers who outsource the services in hundreds of cities across North America.

    The Company was reincorporated in Delaware on March 19, 1985, as the successor to a business founded in California in 1909. By vote of the stockholders on March 16, 1994, the Company's name was changed from American Building Maintenance Industries, Inc., to ABM Industries Incorporated. The corporate headquarters of the Company is located at 50 Fremont Street, 26th Floor, San Francisco, California 94105, and its telephone number is (415) 597-4500.

                              SELLING STOCKHOLDERS

    The Stock being offered hereby by the Selling Stockholders was acquired in connection with the acquisition (the "Acquisition") by the Company, effective November 20, 1996, of substantially all of the assets of each of SICA Electrical & Maintenance Corp., a New York corporation, and Ozone Lighting Distributors, Inc., a New York corporation (collectively, the "Target Companies"), each located in New York.

    The stockholders of the Target Companies, received in the Acquisition 348,323 shares of the Company's Common Stock plus up to a maximum of 348,323 additional shares to be issued, if at all, pursuant to an earnout provision contained in the transaction agreement relating to the Acquisition (collectively, the "Registrable Shares"). Pursuant to a Registration Rights Agreement among the Company and the stockholders of the Target Companies (the "Registration Rights Agreement"), the Company agreed to register for resale, upon the request of the holders of at least a majority of the Registrable Shares, not less than that number of Registrable Shares, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $100,000. The Registration Rights Agreement requires the Company to pay the expenses of such registration.

    The following table sets forth certain information with respect to the Selling Stockholders.

                                                                                         TO BE OWNED AFTER
                                               OWNED PRIOR TO OFFERING                        OFFERING
                                               ------------------------    NUMBER     ------------------------
                                                 NUMBER                    SHARES       NUMBER
NAME                                             SHARES       PERCENT      OFFERED      SHARES       PERCENT
---------------------------------------------  -----------  -----------  -----------  -----------  -----------
Diane Sica De Maio...........................      27,866        *           13,933       13,933        *
Ann Sica De Nicola...........................      10,450        *            5,225        5,225        *
Michael A. Sica..............................      27,866        *           20,000        7,866        *

------------------------

*   Less than 1%

                              PLAN OF DISTRIBUTION

    Resales of the shares by the Selling Stockholders may be made on the New York Stock Exchange, in the over-the-counter market or in private transactions. The shares will be offered for sale on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be. The Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers who may act solely as agent and/or may acquire shares as principal. Broker-dealers participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser), such commissions computed in appropriate cases in accordance with the applicable rules of the New York Stock Exchange, which commissions may be at negotiated rates where permissible under such rules. Participating broker-dealers may agree with the Selling Stockholders to sell a specific number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as agent, for the Selling Stockholder to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to the Selling Stockholders. Any such sales may be by block trade.

                          DESCRIPTION OF CAPITAL STOCK

    As of the date of this Prospectus, the authorized capital stock of the Company consists of 28,000,000 shares of Common Stock ("Common Stock") and 500,000 shares of Preferred Stock ("Preferred Stock"). As of January 28, 1997, there were 19,976,873 shares of Common Stock and 6,400 shares of Preferred Stock issued and outstanding.

    The following summary description of the Company's capital stock does not purport to be complete and is subject to and is qualified in its entirety by the description of the Company's capital stock contained in the Certificate of Incorporation, a copy of which is filed as an exhibit to this Registration Statement of which this Prospectus is a part. Reference is made to such exhibit for a detailed description of the provisions thereof summarized below.

COMMON STOCK

    The stockholders are not entitled to vote cumulatively for the election of directors.

    Each share of Common Stock is entitled to receive dividends if, as and when declared by the Board of Directors of the Company out of funds legally available therefor. The Common Stock shares equally, on a share-for-share basis, in any cash dividends declared by the Board of Directors.

    Stockholders of the Company have no preemptive or other rights to subscribe for additional shares, except pursuant to the Stockholder Rights Plan discussed below. Subject to any right of holders of any Preferred Stock, all holders of Common Stock are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of the Company. No Common Stock is subject to redemption or a sinking fund. All shares of Common Stock offered hereby (all of which were previously issued and sold) are fully paid and nonassessable.

PREFERRED STOCK

    The Board of Directors has the authority to cause the Company to issue up to 500,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of the Common Stock.

    Pursuant to the foregoing authority, the Board of Directors has authorized shares of the Company's Series A Junior Preferred Stock ("Series A Preferred Stock") to be issued in connection with the Stockholder Rights Plan discussed below. There are currently no issued or outstanding shares of Series A Preferred Stock.

    Also pursuant to the authority set forth above, the Board of Directors has authorized the issuance of 6,400 shares of the Company's Series B 8% Senior Redeemable Cumulative Preferred Stock ("Series B Preferred Stock"). The Series B Preferred Stock is redeemable by the Company under certain circumstances and is entitled to a liquidation preference of $1,000 per share. Dividends of 8% of such liquidation preference accrue and are cumulative from the date of issuance, and are payable (when and as declared by the Board of Directors) on November 1, February 1, May 1 and August 1 of each year, commencing on November 1, 1993 in equal installments. The Series B Preferred Stock restricts the Company from paying dividends on the Series A Preferred Stock and the Common Stock unless all dividends accrued on, and any redemption payments owing with respect to, the Series B Preferred Stock shall have been paid. The Series B Preferred Stock is entitled to one vote per share and votes together with the Common Stock (not as a separate class) on all matters on which holders of the Common Stock are entitled to vote. The rights, preferences, privileges and restrictions of the Series B Preferred Stock are set forth in greater detail in the Company's Certificate of Incorporation, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and which is incorporated herein by this reference.

SPECIAL PROVISIONS

    CERTAIN BUSINESS COMBINATIONS. The Company's Certificate of Incorporation requires that certain business combination transactions between the Company and a "Related Person" (beneficial owner of 10% or more of the Company's voting stock) be approved by the affirmative vote of holders of not less than 70% of the then outstanding shares of voting stock unless certain specified conditions are met. If the conditions are met, then the transaction would require only such affirmative vote as is required by law, any national securities exchange or otherwise. Business combinations subject to this provision include a merger or consolidation of the Company with, or a sale or transfer of all or substantially all of the Company's assets to, a Related Person. The "fair price" provision could make it more difficult, and may therefore discourage, an attempt by another company or group, through the acquisition of a substantial block of the Company's Common Stock, to acquire control of the Company with a view to imposing a merger, consolidation or sale of the Company's assets which may not be in the best interest of all of the stockholders.

    DIRECTOR CLASSIFICATION. The Company's Certificate of Incorporation also provides that (i) the Company's Board of Directors is divided into three classes so that one third of the Board of Directors stands for election each year; (ii) any action required or permitted to be taken by the stockholders of the company may be effected only at an annual or special meeting of the stockholders and that stockholder action may not be by written consent in lieu of a meeting;
(iii) special meetings of stockholders may only be called by the Board of Directors or a committee thereof; (iv) vacant directorships may only be filled by the Board of Directors; and (v) any director may be removed from office only pursuant to the affirmative vote of the holders of 70% of the outstanding voting stock of the Company and only for cause.

    STOCKHOLDER RIGHTS PLAN. The Company's Stockholder Rights Plan provides for a dividend distribution of one Right for each outstanding share of Common Stock to stockholders of record at the close of business on April 22, 1988 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit (a "Unit") consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock (the "Preferred Stock"), at a price of $80 per Unit, subject to adjustment (the "Purchase Price"). The Rights will expire at the close of business on April 22, 1998, unless earlier redeemed by the Company.

    The Rights are attached to all outstanding shares of Common Stock. The Rights will be exercisable, and transferrable apart from the Common Stock, upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group owning 30% or more of the outstanding shares of Common Stock. The earlier of such dates is called the Distribution Date. The Rights Plan excludes from its operation Theodore Rosenberg and Sydney J. Rosenberg, individually and jointly as members of a group, such that their ownership of the Company's Common Stock will not cause the Rights to become exercisable or nonredeemable or trigger the other features of the Rights.

    After the Record Date and until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Plan by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

    In the event that (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed, or (ii) an Acquiring Person engages in one or more "self-dealing" transactions set forth in the Rights Plan, or (iii) an Acquiring Person increases his beneficial ownership of the Company by more than 1% in a transaction involving the Company, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, preferred stock or other securities) having a value equal to two times the exercise price of the Right. Following the occurrence of any of the events described above, all Rights that are, or (as specified in the Plan) were, beneficially owned by any Acquiring Person, will be immediately null and void.

    In the event that, at any time following the Distribution Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which its Common Stock is changed or exchanged, or (iii) 50% or more of the Company's assets or earning power (on a consolidated basis) is sold or transferred, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

    The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right by the Board of Directors at any time prior to ten days after the Stock Acquisition Date. Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. This statute generally prohibits, under certain circumstances, a Delaware corporation whose stock is publicly traded, from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) a corporation has elected in its certificate of incorporation or bylaws not to be governed by this Delaware law (the Company has not made such an election); (ii) prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder, (iii) the stockholder owned at least 85% of the outstanding voting stock of the corporation (excluding share held by directors who were also officers or held in certain employee stock plans) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder or (iv) the business combination was approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An "interested stockholder" is a person who, together with affiliates and associates, owns (or any time within the prior three years did own) 15% or more of the corporation's outstanding voting stock. The term "business combination" is defined generally to include mergers, consolidations, stock sales, asset-based transactions, and other transactions resulting in a financial benefit to the interested stockholder.

TRANSFER AGENT AND REGISTRAR

    Chase Mellon Shareholder Services L.L.C. has been appointed as the transfer agent and registrar for the Company's Common Stock.

                                 LEGAL OPINIONS

    The validity of the Common Stock offered hereby will be passed upon for the Company and the Selling Stockholders by Harry H. Kahn, Esq., Vice President, General Counsel and Secretary of the Company.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedule II incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended October 31, 1996 have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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                                     -------------------------------------------
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                                     -------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Available Information..........................          2

Documents Incorporated by Reference............          2

The Company....................................          3

Selling Stockholders...........................          3

Plan of Distribution...........................          3

Description of Capital Stock...................          4

Legal Opinions.................................          7

Experts........................................          7

                                 39,158 SHARES

                          ABM INDUSTRIES INCORPORATED

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS
                             ---------------------

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                                     -------------------------------------------
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                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The table sets forth the estimated expenses in connection with the issuance and distribution of the Common Stock:

SEC registration fee..............................................  $     225
Accountants' fees and expenses....................................      2,000
Legal fees and expenses...........................................     10,000
Blue Sky qualification fees and expenses..........................          0
Miscellaneous.....................................................      2,775
                                                                    ---------
    Total.........................................................  $  15,000
                                                                    ---------
                                                                    ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article Fourteenth of the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law or be personally liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached his duty of loyalty,
(ii) shall not have acted in good faith, (iii) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law or
(iv) shall have derived an improper personal benefit. Article VII of the Registrant's By-laws provides for additional indemnification of officers, directors and agents of the Registrant generally for costs and expenses associated with defending suits and proceedings, other than suits or proceeding by or in the right of the Registrant. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933.

    The Company has entered into indemnification agreements with each director which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

    The Registration Rights Agreement provides for the indemnification of officers and directors of the Company under certain circumstances.

ITEM 16.  EXHIBITS

  1.1  Registration Rights Agreement among Registrant, Michael F. Sica, Michael
         A. Sica, Ralph Sica, Diane Sica De Maio, Ann Sica De Nicola and Gloria
         Sica, dated November 20, 1996.
  4.1  Specimen Common Stock Certificate.
  4.2  Certificate of Incorporation, as amended.
  4.3 By-Laws, as amended (incorporated by reference to Exhibit 3.2(a) to the Company's annual report on Form 10-K, filed on January 28, 1997).
  5.1  Opinion and Consent of Harry H. Kahn, Esq.
 23.1  Consent of KPMG Peat Marwick LLP.
 23.2  Consent of Harry H. Kahn, Esq. (included in Exhibit 5.1 hereto).
 24.1  Power of Attorney (included on page II-4 of this Registration Statement).

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) immediately above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 27th day of January, 1997.

                                ABM INDUSTRIES INCORPORATED

                                By:           /s/ SYDNEY J. ROSENBERG
                                     -----------------------------------------
                                                Sydney J. Rosenberg
                                             CHAIRMAN OF THE BOARD AND
                                                      DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Sydney J. Rosenberg and William W. Steele, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1997.

                                   /s/ DAVID H. HEBBLE
   /s/ SYDNEY J. ROSENBERG    ------------------------------
------------------------------       David H. Hebble
     Sydney J. Rosenberg       Corporate Vice President and
  Chairman of the Board and      Chief Financial Officer
           Director           (Principal Financial Officer)

    /s/ WILLIAM W. STEELE          /s/ HUSSAIN A. KHAN
------------------------------
                              ------------------------------
 William W. Steele, President   Hussain A. Khan, Corporate
 Chief Executive Officer and            Controller
           Director           (Principal Accounting Officer)

                                     /s/ JOHN F. EGAN
   /s/ MARYELLEN B. CATTANI   ------------------------------
------------------------------
                                       John F. Egan
Maryellen B. Cattani, Director  Corporate Vice President and
                                         Director

                                 /s/ CHARLES T. HORNGREN
------------------------------
                              ------------------------------
   Luke S. Helms, Director    Charles T. Horngren, Director

                                  /s/ MARTINN H. MANDLES
  /s/ HENRY L. KOTKINS, JR.   ------------------------------
------------------------------
                                    Martinn H. Mandles
    Henry L. Kotkins, Jr.,     Executive Vice President and
           Director                      Director

    /s/ THEODORE ROSENBERG
------------------------------
 Theodore Rosenberg, Chairman      /s/ WILLIAM E. WALSH
            of the            ------------------------------
   Executive Committee and      William E. Walsh, Director
           Director